                                                                    EXHIBIT 4.6
                       SUCCESSOR REGISTRATION RIGHTS AGREEMENT


         This Successor Registration Rights Agreement (this "Agreement") is made and entered into as of March 31, 2000, by and among Internet Pictures Corporation, a Delaware corporation (the "Company"), and the Original Holders (as defined herein).

         WHEREAS, effective as of March 31, 2000, the Company acquired PictureWorks Technology, Inc., a Delaware corporation ("PictureWorks"), pursuant to the merger of Purple Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), with and into PictureWorks (the "Merger") in accordance with the Agreement and Plan of Merger dated as of March 6, 2000, among the Company, PictureWorks and Merger Sub (the "Merger Agreement");

         WHEREAS, pursuant to the Merger, the Company issued to the Original Holders shares of common stock, par value $.001 per share, of the Company ("Common Stock") in a private placement not registered under the Securities Act (as defined herein) or any state securities laws;

         WHEREAS, the Company and the Holders desire and have agreed that the Company will provide the Holders with certain registration rights with respect to their Registrable Securities (as defined herein) on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, this Agreement shall supersede and succeed in all respects the existing Amended and Restated Investors Rights Agreement of PictureWorks dated as of March 16, 1999, among PictureWorks, Stanley B. Fry, and the other persons named therein (the "Prior Agreement").

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Escrow Shares" shall mean the shares of Common Stock that are held in escrow pursuant to the Escrow Agreement dated as of March 31, 2000, among the Company, Stanley B. Fry (as the Sellers' Representative), and First Tennessee Bank National Association (as the Escrow Agent) (the "Escrow Agreement") and that are issued and released to the Original Holders pursuant to the terms of the Escrow Agreement.


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         "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor thereto, and the rules, regulations and forms promulgated by the Commission thereunder, all as the same shall be in effect at the time.

         "Holders" shall mean the Original Holders and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 13 hereof.

         "Merger Shares" shall mean the shares of Common Stock issued by the Company to the Original Holders by operation of the Merger Agreement, including, without limitation, any and all Escrow Shares issued to the Original Holders.

         "Original Holders" shall mean the stockholders and warrantholders of PictureWorks immediately prior to the effective time of the Merger who are issued shares of Common Stock by the Company by operation of the Merger Agreement or subsequently upon exercise of warrants outstanding at the effective time of the Merger, if any. The names of the Original Holders as of the date of this Agreement are set forth in Exhibit A attached hereto.

         "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         "Registrable Securities" shall mean the Merger Shares and any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of the Merger Shares, excluding in all cases any Registrable Securities sold or otherwise transferred by a person in a transaction in which the rights under this Agreement are not assigned or transferred in accordance with Section 13 hereof.

         "Registration Expenses" shall mean all expenses incurred by the Company in connection with any registration pursuant to Sections 5 and 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.

         "Securities Act" shall mean the Securities Act of 1933 or any successor thereto, and the rules, regulations and forms promulgated by the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Holders
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hereunder and all fees and disbursements of counsel for the Holders relating to any such registration.

         2. Termination of Prior Agreement. The Prior Agreement is hereby terminated and shall have no further force or effect, and no party thereto shall have any further rights or obligations thereunder.

         3. Restrictive Legends. Each certificate representing the Registrable Securities shall, unless otherwise permitted by the provisions of
Section 4 hereof, be stamped or otherwise imprinted with legends in substantially the following form, in addition to any legend required under applicable state securities law:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE HOLDER OF THE SHARES AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SHARES WILL BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF ONLY (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULES 904 AND 905 UNDER THE SECURITIES ACT, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANOTHER AVAILABLE EXEMPTION THEREUNDER, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT HOLDER OF THE TRANSFER RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE."

If the Holder is a foreign investor, his, her or its certificate representing the Merger Shares shall also include the following legend:


                  "THE HOLDER OF THE SHARES AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THE SHARES UNLESS IN ACCORDANCE WITH THE SECURITIES ACT."

Each Holder consents to the Company making a notation on its records and giving instructions to the Company's transfer agent in order to implement the restrictions on transfer established in this Agreement.


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         4.       Notice of Proposed Transfers. In connection with any proposed sale, assignment, transfer, pledge or other disposition of any Registrable Securities, the Holder of such Registrable Securities shall provide to the Company either (a) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of the Registrable Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144 or Regulation S, (b) in any transaction in which a Holder that is a corporation distributes Registrable Securities solely to its majority-owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which a Holder that is a partnership distributes Registrable Securities solely to its partners for no consideration, provided that each transferee agrees in writing to be subject to the this Agreement. Each certificate evidencing the Registrable Securities transferred as provided above shall bear the appropriate restrictive legend(s) set forth in Section 3 hereof, except if such transfer is made pursuant to Rule 144 or if such legend(s) are no longer legally required.

         5.       Piggyback Registrations.

                  (a) Right to Include Registrable Securities. If at any time or from time to time the Company determines to register any of its securities, either for its own account or the account of a security holder or holders (other than a registration relating solely to an employee benefit plan or a Commission Rule 145 transaction), the Company (i) shall promptly give written notice to the Holders of its intention to effect a registration, and
(ii) subject to Section 5(b) hereof, shall include in such registration (and any related qualification under state securities or blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request by any Holder received by the Company within twenty (20) days after the Holder's receipt of such written notice from the Company. Notwithstanding any provision hereof to the contrary, the Holders shall be entitled to include in the first underwritten registered public offering of securities completed by the Company after the date of this Agreement a number of Registrable Securities which at a minimum is equal to twenty percent (20%) of the total number of securities to be sold by all security holders of the Company in such offering. Notwithstanding any provision hereof to the contrary, in the event that the Company files a registration statement with the Commission prior to the consummation of the Merger, the Holders shall make their requests, if any, for inclusion of their Registrable Securities in such registration within two (2) calendar days after the consummation of the Merger.

                  (b) Underwritten Registrations; Priority. If the registration of which the Company gives notice to the Holders is for a registered public offering involving an


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underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5(a) hereof. In such event, the right of any Holder to registration pursuant to this Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of securities to be underwritten, the managing underwriter, with the Company's permission, may reduce the number of securities to be included in such registration. In such event, the securities to be included in such registration shall be determined in accordance with the following priorities: (i) first, the securities, if any, that the Company proposes to include therein; and (ii) second, the Registrable Securities requested to be included therein by the Holders and the securities, if any, requested to be included therein by other security holders with piggyback registration rights applicable to such registration, pro rata among all such Holders and other security holders on the basis of the total number of Registrable Securities that the Holders beneficially own at the time that they make requests for inclusion of their Registrable Securities in such registration and securities that the other security holders own of record at the time of filing the registration statement. To facilitate the allocation of securities in accordance with the above provisions, the Company or the managing underwriter may round the number of securities allocated to any Holder or other security holder to the nearest one hundred (100) shares. If any Holder or other holder disapproves of the terms of any such underwriting, said Holder may elect to withdraw therefrom by providing written notice thereof to the Company and the managing underwriter. Any Registrable Securities withdrawn from such underwriting shall be withdrawn from such registration and shall be subject to the same lock-up period, if any, applicable to the Holders and other security holders participating in such registration.

                  (c) Company's Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

         6.       Registrations on Form S-3

                  (a) Holders' Right to Request Registration. If the Company receives from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor form to Form S-3) for a public offering of all or part of the Registrable Securities owned by such Holder or Holders, and the reasonably anticipated aggregate price to the public (net of underwriting discounts and commissions) of such offering would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, then the Company shall use
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its best efforts to cause the offering of such Registrable Securities to be registered on such form; provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 6 in any twelve (12) month period. The Company shall (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable state blue sky or securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The substantive provisions of Section 5(b) hereof shall be applicable to each registration initiated under this Section 6.

                  (b) Company's Right to Deny Registration. Notwithstanding any other provision of this Section 6, the Company shall not be obligated to take any action pursuant to this Section 6 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (ii) during the period ending on a date three
(3) months following the effective date of a registration statement (other than a registration statement relating solely to an employee benefit plan or a Commission Rule 145 transaction or any other registration statement that is not appropriate for the registration of Registrable Securities), provided that
Section 5(b) applied to such offering; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good-faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which event the Company's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed one hundred twenty (120) days from the receipt of the request to effect such registration by such Holder or Holders, provided that the same limitation is imposed on all other holders of restricted shares of Common Stock, including shares held or received upon exercise of options by management of the Company.

         7. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (on a Common Stock equivalent basis) unless (i) such new registration rights are on a pari passu basis with those rights of the Holders hereunder, but without reduction to the number of registrations to be paid for by the Company for the benefit of the Holders, or (ii) such new registration rights are subordinate to the registration rights granted to the Holders hereunder; provided, however, that the inclusion of such holder's securities shall not reduce the amount of Registrable


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Securities which are included in any registration for which the Holders hold registration rights pursuant to this Agreement.

         8. Registration Expenses; Selling Expenses. All Registration Expenses incurred in connection with any registration effected pursuant to
Section 5 hereof and in connection with up to four (4) registrations effected pursuant to Section 6 hereof shall be borne by the Company. All Registration Expenses incurred in connection with the fifth (5th) and any subsequent registrations effected pursuant to Section 6 hereof and all Selling Expenses incurred in connection with any registration effected pursuant to Section 5 or 6 hereof shall be borne by the Holders participating therein.

         9. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 5 or 6 hereof, the Company shall keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company shall (a) prepare and file with the Commission a registration statement with respect to the public offering of such securities, and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement (which may be a "shelf registration") has been completed; (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities; and (c) if requested by the Holders, enter into an underwriting agreement in customary form and perform its obligations thereunder.

         10.      Indemnification

                  (a) Indemnification by the Company. The Company shall indemnify each Holder, each of its directors, officers, stockholders, members and partners, and each person who controls (within the meaning of Section 15 of the Securities Act) such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter thereof, if any, and each person who controls (within the meaning of Section 15 of the Securities Act) any such underwriter, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company shall reimburse each Holder, each of its directors, officers, stockholders, members and partners, and each person who controls such Holder, and each underwriter and each person who controls such underwriter, for all legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person of such Holder, underwriter, or controlling person of such underwriter and stated to be specifically for use therein; and provided further, that the Company shall not be liable to any such person or entity with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to provide such prospectus (as amended or supplemented).

                  (b) Indemnification by the Holders. Each Holder shall, separately and not jointly, if Registrable Securities held by such Holder are included in the securities as to which registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, and each person who controls (within the meaning of Section 15 of the Securities Act) the Company, each underwriter thereof, if any, and each person who controls (within the meaning of Section 15 of the Securities
Act) any such underwriter, and each other Holder, each of its directors, officers, stockholders, members and partners, and each person who controls (within the meaning of Section 15 of the Securities Act) such other Holder, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Holder shall reimburse the Company, each of its directors and officers, and each person who controls the Company, each underwriter and each person who controls such underwriter, and each other Holder, each of its directors, officers and partners, and each person who controls such other Holder, for all legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 10(b) shall not exceed the gross proceeds from the offering received by such Holder.

                  (c) Indemnification Procedures. Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give written notice to the party required to provide indemnification hereunder (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and that the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. If the Indemnifying Party assumes the defense of any such claim or litigation, the Indemnifying Party shall not, without the prior written approval of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If the Indemnifying Party assumes the defense of any such claim or litigation, the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such claim or litigation, the Indemnifying Party shall not be obligated to pay the fees and expenses of more than one counsel for all the Indemnified Parties with respect to such claim or litigation, unless in the reasonable judgment of an Indemnified Party a conflict of interest exists between such Indemnified Party and any other Indemnified Party with respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expense, claim, loss, damage, liability or action referred to therein, or if the indemnification provided for in this Section 10 is insufficient to hold harmless an Indemnified Party, then the Indemnifying Party, in lieu of, or in addition to, indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expense, claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such expense, claim, loss, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether any indemnifiable act has been committed by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such indemnifiable act. The amount paid or payable by a party as a result of the claims, losses, damages, liabilities and actions referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, all legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, if indemnification is available under this Section 10, the Indemnifying Party shall indemnify each Indemnified Party to the full extent provided in this Section 10 without regard to the relative fault of such Indemnifying Party or Indemnified Party or any other equitable consideration referred to in this Section 10(d).

                  (e) Non-Exclusivity; Survival. The obligations of the Company and the Holders under this Section 10 shall be in addition to any and all other rights to indemnification or contribution which any indemnified party may have pursuant to law, contract or otherwise, and shall survive the completion of any offering of Registrable Securities pursuant to a registration effected under this Agreement.

         11. Information Furnished by Holder. The Holder or Holders whose Registrable Securities are included in any registration effected under this Agreement shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any such registration and any related qualification under state securities or blue sky laws or other compliance.

         12. Form S-3 Availability; Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration or the use of Form S-3 or any similar or successor short form of registration statement, the Company shall use its best efforts to (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, at all times that the Company is subject to the reporting requirements of the Exchange Act, and (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act. Upon request, the Company shall confirm in writing its compliance with the timely filing of its Exchange Act reports.

         13. Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders under Sections 5 and 6 hereof may be assigned or transferred in connection with any transfer or assignment of Registrable

Securities by a Holder, provided that (a) such assignment or transfer may otherwise be effected in accordance with all applicable securities laws, (b) notice of such assignment or transfer is given to the Company, (c) such assignee or transferee (i) is a wholly-owned subsidiary or constituent partner (including a limited partner or member) of such Holder or (ii) acquires from such Holder the greater of (a) 25,000 or more Registrable Securities (as appropriately adjusted for stock splits and the like) or (b) one-half (1/2) of the Registrable Securities then owned by such Holder, and (d) such assignee or transferee executes and delivers to the Company a counterpart of the Holders' signature page hereof. In the event of a proposed assignment or transfer by a Holder to any person whom the Company deems, in its reasonable discretion, to be a competitor of the Company, such transfer shall not be made without the prior written consent of the Company.

         14. Termination of Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to exercise any registration right provided for in Section 5 or 6 hereof (a) after five (5) years following the consummation of the sale of securities pursuant to the first registration statement filed by the Company under the Act after the consummation of the Merger, or (b) with respect to a particular Holder, when all of the Holder's Registrable Securities may be sold under Commission Rule 144 promulgated under the Securities Act during any period of ninety (90) consecutive days.

         15. Assumption of Obligations. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation, unless prior to such merger, consolidation or reorganization, the surviving corporation shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

         16.      Miscellaneous Provisions

                  (a) Assignment. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

                  (b) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (c) Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Delaware in the United States of America without regard to the conflicts-of-laws principles thereof.

                  (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) Notices. All notices and other communications required or permitted under this Agreement shall be made in writing and shall be delivered (and shall be deemed to have been delivered upon receipt) in person, by registered or certified mail (postage prepaid and return receipt requested), or by messenger or delivery service (delivery charge prepaid), addressed as follows:

                  If to the Company:

                      Internet Pictures Corporation
                      1009 Commerce Park Drive
                      Oak Ridge, Tennessee 37830
                      Attention:  General Counsel

                           with a copy to:

                                    Baker, Donelson, Bearman & Caldwell, P.C.
                                    165 Madison Avenue, Suite 2000
                                    Memphis, Tennessee 38103
                                    Attention: Desiree M. Franklin, Esq.

                  If to any Holder:

                      The address set forth next to such Holder's signature on the Holders' signature page hereof with a copy to:

                                    Latham & Watkins
                                    135 Commonwealth Drive
                                    Menlo Park, California 94025
                                    Attention: Anthony J. Richmond, Esq.

Any party hereto may change its address for the purpose of receiving notices and other communications hereunder by notifying the other party of such change in a manner provided for herein.

                  (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

                  (g) Amendment and Waiver. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities, so long as the effect is to treat all Holders equally, which consent shall not be unreasonably withheld or delayed. Any amendment or waiver of any provision of this Agreement shall require the written consent of any Holder who is disproportionately adversely affected by such amendment or waiver. In addition, the Company may waive performance of any obligation owing to it as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder. Any amendment or waiver effected in accordance with this Section 16(g) shall be binding upon each Holder and the Company. The Holders and their successors and assigns acknowledge that by operation of this Section 16(g), the Holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern, except with respect to Section 10 hereof which shall not in any event be modified thereby.

                  (h) Rights of Holders. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the amendment or waiver of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

                  (i) Delays or Omissions; Remedies. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.


                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                       COMPANY:

                                       Internet Pictures Corporation



                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------




                           [INTENTIONALLY LEFT BLANK]

                             HOLDERS' SIGNATURE PAGE



                       If the Holder is a natural person:



                                           Address:
------------------------------                     ----------------------------
Signature
                                                   ----------------------------

------------------------------                     ----------------------------
Print Name







                           If the Holder is an entity:



                                           Address:
------------------------------                     ----------------------------
Print Name
                                                   ----------------------------
By:
   ---------------------------                     ----------------------------
Name:
     -------------------------
Title:
      ------------------------